UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Chittenden Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Notice of 2006

Annual Meeting

and

Proxy Statement

Your Vote is Important

Every Stockholder should complete, sign, date and promptly return the proxy in the envelope furnished for this purpose. It is necessary that enough shares be represented by proxy to constitute, with the shares present in person, a legal quorum (a majority of the issued and outstanding stock) so that a meeting can be held.

This Proxy Statement was first mailed to Stockholders of Chittenden Corporation on or about March 17, 2006.

CHITTENDEN CORPORATION

Two Burlington Square

Burlington, Vermont 05401

Notice of Annual Meeting of Stockholders

To Be Held on April 19, 2006

The Annual Meeting of the Stockholders of Chittenden Corporation will be held in the Chittenden Room, Two Burlington Square, Main Floor at 10:00 a.m. on Wednesday, April 19, 2006. The annual meeting is being held for the purpose of considering and acting upon the following, all of which are more completely set forth in the accompanying proxy statement:

1.	To elect four Directors for a three-year term as provided by Chittenden Corporation’s Amended and Restated Articles of Incorporation;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

You are entitled to notice of, and to vote at, the annual meeting or at any adjournment or postponement thereof only if you are a record holder of Chittenden’s common stock on March 3, 2006.

By Order of the Board of Directors

F. Sheldon Prentice
Senior Vice President, General Counsel and Secretary

March 17, 2006

CHITTENDEN CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 19, 2006

Solicitation and Revocation of Proxies

This proxy statement is furnished to the Stockholders of Chittenden Corporation (sometimes referred to herein as “Chittenden”, the “Company” or the “Corporation”), a corporation organized under the laws of the State of Vermont, in connection with the annual meeting of the Stockholders of the Corporation to be held on Wednesday, April 19, 2006, at 10:00 a.m., in the Chittenden Room, located at Two Burlington Square, Burlington, Vermont.

A proxy card is furnished by the Corporation. This proxy is being solicited by the Board of Directors of the Corporation for use at the April 19, 2006 Annual Meeting of its Stockholders and at any adjournment or postponement thereof. A proxy duly executed and returned by a Stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action, as the Board of Directors may deem advisable.

A Stockholder who signs and returns a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing, by giving a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The presence of a Stockholder at the Annual Meeting without further action will not constitute revocation of a previously given proxy.

This Proxy Statement, the Corporation’s Annual Report and Form 10-K, which contains financial statements, will be mailed on or about March 17, 2006 to Stockholders of record on March 3, 2006. The Annual Report and Form 10-K are not to be regarded as proxy soliciting material.

All expenses of the solicitation of proxies are being borne by the Corporation. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the expense of the Corporation. The Corporation also has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of $6,500, plus reimbursement of out-of-pocket expenses.

Voting Securities

The Board of Directors of the Corporation has fixed the close of business on March 3, 2006 as the record date for the determination of Stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 46,901,370 shares of common stock outstanding and entitled to vote. Each share of common stock will be entitled to one vote. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon.

As of January 31, 2006, there were 46,888,223 shares of common stock outstanding and entitled to vote. Security ownership of the Corporation’s Directors and Executive Officers as of January 31, 2006 is provided below in tabular form.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	Crawford, Sally W.	20,101	(2)	*
Common Stock	Drumheller, Philip M.	30,286	(3)	*
Common Stock	Dwight, John K.	43,638	(4)	*
Common Stock	Hutton, Lyn	18,098	(5)	*
Common Stock	Perrault, Paul A.	771,729	(6)	1.64%
Common Stock	Pizzagalli, James C.	179,127	(7)	*
Common Stock	Pomerleau, Ernest A.	50,426	(8)	*
Common Stock	Richards, Mark W.	135,101	(9)	*
Common Stock	Smith, Charles W.	228,860	(10)	*
Common Stock	Spera, Pall D.	83,633	(11)	*
Common Stock	Wells, Owen W.	16,013	(12)	*
Common Stock	Barnes, John P.	251,384	(13)	*
Common Stock	Kelly, John W.	190,841	(14)	*
Common Stock	O’Brien, Danny H.	185,373	(15)	*
Common Stock	Walters, Kirk W.	245,696	(16)	*
Common Stock	Directors and Executive Officers as a group (the “Officer Group”)	2,836,077	(17)	6.04%

All Directors and Officers have a mailing address of: c/o Chittenden Corporation, Two Burlington Square, Burlington, VT 05401

(1)	Less than 1% indicated by *.
(2)	Includes 14,935 shares issuable upon the exercise of stock options that have vested.
(3)	Includes (a) 23,405 shares issuable upon the exercise of stock options that have vested, and (b) 3,343 shares owned by Lane Press of which Mr. Drumheller is the President.
(4)	Includes (a) 20,061 shares issuable upon the exercise of stock options that have vested, and (b) 9,009 shares held under a Rabbi Trust.
(5)	Includes 14,935 shares issuable upon the exercise of stock options that have vested.
(6)	Includes (a) 671,253 shares issuable upon the exercise of stock options that have vested, (b) 22,576 shares owned through a 401(k) plan and (c) 77,900 shares owned by Mr. Perrault’s spouse.

(7)	Includes (a) 14,935 shares issuable upon the exercise of stock options that have vested, (b) 9,890 shares owned by Pizzagalli Construction Company of which Mr. Pizzagalli is the Co-Chairman and (c) 6,700 shares owned by Pizzagalli Foundation of which Mr. Pizzagalli is a Trustee.
(8)	Includes (a) 20,061 shares issuable upon the exercise of stock options that have vested and (b) 17,125 shares owned by a Rabbi Trust.
(9)	Includes (a) 16,717 shares issuable upon the exercise of stock options that have vested and (b) 11,586 shares held in custodial accounts.
(10)	Includes (a) 5,250 shares issuable upon the exercise of stock options that have vested and (b) 6,981 shares held in an IRA for Mr. Smith’s spouse.
(11)	Includes 14,935 shares issuable upon the exercise of stock options that have vested.
(12)	Includes 10,249 shares issuable upon the exercise of stock options that have vested.
(13)	Includes (a) 216,882 shares issuable upon the exercise of stock options that have vested, (b) 4,936 shares held in an IRA for Mr. Barnes’ spouse and (c) 13,379 shares owned through a 401(k) plan.
(14)	Includes (a) 188,342 shares issuable upon the exercise of stock options that have vested and (b) 2,499 shares owned through a 401(k) plan.
(15)	Includes (a) 163,001 shares issuable upon the exercise of stock options that have vested, and (b) 12,500 owned by Mr. O’Brien’s spouse.
(16)	Includes (a) 224,608 shares issuable upon the exercise of stock options that have vested and (b) 7,083 shares owned though a 401(k) plan.
(17)	Total includes (a) 68,131 shares held by the “Officer Group” not listed in the table (b) 307,316 shares issuable upon the exercise of stock options that have vested held by the “Officer Group” not listed in the table, and (c) 10,324 shares owned through a 401(k) plan held by the “Officer Group” not listed in the table.

Notes Regarding Directors’ Stock Ownership

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Options to purchase shares of Common Stock of Chittenden Corporation that are exercisable within 60 days of January 31, 2006 are deemed outstanding for computing the ownership of each Director and Executive Officer as a percentage of the total number of shares outstanding, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of common stock set forth above.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Chittenden’s directors and executive officers and certain persons who own more than 10% of the common stock are required:

•	to file reports of their ownership of the common stock and any changes in that ownership with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange by specific dates, and

•	to furnish us with copies of the reports.

Based on Chittenden’s records and other information, and except as noted below, Chittenden believes that its directors and executive officers satisfied all of these filing requirements in 2005. John P. Barnes, an executive officer of the Corporation, inadvertently failed to file a timely Form 4 regarding a common stock transaction that took place in November 2005. Mr. Barnes recently reported this transaction on Form 5 for the year ended December 31, 2005.

Beneficial Ownership Five Percent or More

Based on information supplied to the Corporation on Schedule 13G pursuant to the Exchange Act as of February 14, 2006, no one was the beneficial owner of more than five percent of any class of the

Corporation’s voting securities, except Ariel Capital Management, LLC (“Ariel”), Private Capital Management (“PCM”), and T. Rowe Price Associates, Inc. (“Price Associates”). The reporting persons filed as Investment Advisers registered under the Investment Advisers Act of 1940.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	Ariel Capital Management, LLC(2) 200 E. Randolph Drive Suite 2900 Chicago, IL 60601	4,290,513	9.15%
Common Stock	Private Capital Management(3) 8889 Pelican Bay Boulevard Naples, FL 34108	3,882,766	8.28%
Common Stock	T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	2,632,037	5.61%

(1)	Based on 46,888,223 shares of common stock issued and outstanding on January 31, 2006.
(2)	These securities are owned by investment advisory clients of Ariel. Includes 3,408,768 shares over which Ariel has sole voting power and 4,286,561 shares over which Ariel has sole dispositive power.
(3)	Bruce S. Sherman is CEO of Private Capital Management (PCM) and Gregg J. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group.
(4)	These securities are owned by various individual and institutional investors, for which Price Associates serves as investment adviser. Includes 353,273 shares over which Price Associates has sole voting power and 2,632,037 shares over which Price Associates has sole dispositive power.

The Corporation’s principal subsidiary, Chittenden Trust Company (the “Bank”), held in a fiduciary or representative capacity, in the aggregate, approximately 1,608,077 shares, or 3.43 percent, of the outstanding shares of Common Stock of the Corporation as of December 31, 2005. The Corporation and the Bank disclaim beneficial ownership of these shares.

Election of Directors of Chittenden Corporation

(Item 1 on Proxy Card)

Classified Board of Directors

The number of Directors, which is presently set at eleven, is established periodically by the Board. All Directors are elected for staggered three-year terms so that approximately one-third of the Directors are elected at each Annual Meeting. At the Annual Meeting, four Directors will stand for election to serve for a term of three years.

Stockholders of Chittenden may make suggestions for director nominees, but a majority of the Board of Directors is required to nominate a candidate for election to the Board. The policy of the Executive Committee is to consider properly submitted stockholder suggestions for director nominees and make a recommendation to the Board of Directors as to whether the nomination is appropriate.

A stockholder’s notice of a suggested nominee must be received by the Secretary of the Corporation not less than 75 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. The notice must include the full name, business address and residence of the nominee, the nominee’s principal occupation, other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Exchange Act, the nominee’s consent to the nomination and to serve, if elected, and certain other information set forth in the Corporation’s By-Laws.

In evaluating nominees to be recommended to the Board for election as directors, the Executive Committee follows the “Board Membership Criteria” and “Selection Criteria” which were adopted by the Board in January 2004 and are included in the corporate governance guidelines, which appear on pages C-1 and C-2 as Annex C of this Notice and Proxy Statement.

It is the intention of the persons named in the proxy to vote for the nominees named for the terms indicated. The four nominees for Directors and the seven continuing Directors are listed on the following pages with brief statements of their principal occupations and other information. The Board has determined that all of the nominees and continuing Directors are independent within the meaning of the listing standards of the New York Stock Exchange, except for Mr. Perrault who is an Executive Officer of the Corporation. All of the nominees are currently serving on the Board of Directors of the Corporation.

Director Nominees

The following persons have been nominated to serve as Directors for terms to expire in 2009.

John K. Dwight.    Mr. Dwight, 61, has been a Director of Chittenden since 1999. He is President and CEO of Dwight Asset Management Co. He is a graduate of the University of North Carolina in Chapel Hill, North Carolina. Mr. Dwight is a past Director of United Asset Management Company, Trustee of the Shelburne Museum, a Trustee of the Vermont Folklife Center, a Director of Resolution, Inc., a Director of the Vermont Business Round Table and a founding member of the Vermont Security Analysts Chapter.

Lyn Hutton.    Ms. Hutton, 56, has been a Director of Chittenden since 1995. She is the Executive Vice President and Chief Investment Officer of Commonfund and a member of the Board of Directors of Victory Funds. From 1998 through 2002, she was Vice President and Chief Financial Officer of the John D. and Catherine T. MacArthur Foundation. From 1990 to 1998, she served as Vice President and Treasurer of Dartmouth College. From 1982 to 1990 she was associated with the University of Southern California, first as Treasurer and then as Senior Vice President for Finance and Administration. Both a Certified Public Accountant (non-practicing) and a Chartered Financial Analyst, Ms. Hutton has previously served on the Board of Directors of First Interstate Bank of California. Ms. Hutton is chair of Chittenden’s Audit Committee.

Paul A. Perrault.    Mr. Perrault, 54, has served as Chairman, CEO and President of Chittenden Corporation since 1998. Prior to 1998, he served as Director, President and CEO of Chittenden Corporation. Mr. Perrault began his banking career in 1975 at Shawmut Bank and has served in a variety of commercial banking positions in Rhode Island and Boston. From 1989 to 1990, he was President of Bank of New England-Old Colony, Providence, Rhode Island. In 1990, Mr. Perrault joined Chittenden Corporation and Chittenden Bank as President, CEO and a Director. Mr. Perrault resigned his position as President of Chittenden Bank in 2003 as part of a Corporate reorganization, which ensured that all subsidiary banks had separate Presidents. Graduating from Babson College in 1973, he then received his MBA from Boston College School of Management in 1975. Mr. Perrault serves on the American Bankers Council, The Corporate Governance Task Force, is a member of the SuperCommunity Bank Peer Group and serves on the Board of Trustees and is Treasurer of Shelburne Museum.

Mark W. Richards.    Mr. Richards, 60, has been a Director of Chittenden since 1999. Prior to that he was a Director of Vermont Financial Services Corporation for 11 years. He attended Williams College and Columbia Graduate School of Business, as well as having served 3 years as a United States Naval officer. He is President of The Richards Group in Brattleboro, Vermont and is currently a Trustee of the Brattleboro Development Credit Corp. and a corporator of Brattleboro Memorial Hospital.

Vote Required for Approval

Directors must be elected by a plurality of the votes properly cast. Votes may be cast for or withheld from each nominee. Shares that abstain from voting and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES, JOHN K. DWIGHT, LYN HUTTON, PAUL A. PERRAULT AND MARK W. RICHARDS.

Continuing Directors

Sally W. Crawford.    Ms. Crawford, 52, has been a Director of Chittenden since 1998. She is a health care consultant based in Exeter, New Hampshire. Since 1997, she has worked with payers, providers, regulators and investors on managed care initiatives. From 1985 to 1997, Ms. Crawford was Chief Operating Officer of Healthsource, Inc., a publicly traded HMO and managed care company. From 1978 to 1985, she was Marketing Director for two New Hampshire HMOs, Matthew Thornton Health Plan and Beacon Health. She graduated from Smith College and received an MS degree from Boston University. Ms. Crawford is a Director of Cytyc Corporation, a publicly traded health care company that develops, manufactures and markets products that cover a range of women’s health care applications. She also serves as Director for EXACT Sciences Corporation, a publicly traded company headquartered in Marlborough, Massachusetts that uses applied genomics to develop effective screening technologies for use in the detection of cancer. Ms. Crawford’s term expires in 2008.

Philip M. Drumheller.    Mr. Drumheller, 52, has been a Director of Chittenden since 1999. He is President of The Lane Press, Inc., one of the nation’s leading providers of print and web-based production, distribution, content management products and services to publishers. He joined the one-hundred-year-old firm in 1986 as Vice President of Finance. He is a 1975 graduate of the United States Merchant Marine Academy and received his MBA from The Wharton School, University of Pennsylvania in 1984. He is a Master Mariner, licensed by the U.S. Coast Guard to captain U.S. ships of any size on any ocean and is a retired commissioned officer of the United States Navy Reserve. He is a member of the Vermont Business Roundtable. Mr. Drumheller’s term expires in 2008.

James C. Pizzagalli.    Mr. Pizzagalli, 61, has been a Director of Chittenden since 1980. He is Co-Chairman of Pizzagalli Construction Company and President of Pizzagalli Properties, LLC. He joined the companies in 1969 after graduating from the University of Vermont and Boston University Law School. He is a Life Director of the Associated General Contractors of America, a Director Emeritus of the AGC Education and Research Foundation, a former Trustee of the University of Vermont and a Trustee of the Shelburne Museum. Mr. Pizzagalli is Chairman of Chittenden’s Executive Committee. Mr. Pizzagalli’s term expires in 2008.

Ernest A. Pomerleau.    Mr. Pomerleau, 58, has been a Director of Chittenden since 1999. He is President of Pomerleau Real Estate, a real estate development, brokerage and property management firm which he joined in 1969 after graduating from St. Michael’s College. Mr. Pomerleau is Treasurer of the Greater Burlington Industrial Corporation, Vice Chairman of the Board for the Vermont Visiting Nurses, Director of the Vermont Community Foundation and a Director of Government Affairs for the International Council of Shopping Centers. Mr. Pomerleau’s term expires in 2008.

Charles W. Smith.    Mr. Smith, 63, has been a Director of Chittenden since 2003. He was Chairman and President of Granite State Bankshares, Inc. from 1982 to 2003. He is Past Chairman and member of the Board of Directors of the Federal Home Loan Bank of Boston and Past Chairman and member of the Board of Directors of the New Hampshire Bankers Association. He is a graduate of Widener University in Pennsylvania and the Graduate School of Banking, Brown University. Mr. Smith’s term expires in 2007.

Pall D. Spera.    Mr. Spera, 60, has been a Director of Chittenden since 1985. He is President of Pall Spera Company, Realtors LLC and Pall Spera Financial Group of Florida and managing partner of Summit Holdings LLC, a real estate investment partnership. A past President and Director of the Vermont Association of Realtors, who recognized him as the Realtor of the Year, Mr. Spera was a past Director of the National Association of Realtors and chaired its Legal Affairs Committee. He is also a Director of the Lake Mansfield Trout Club. Mr. Spera was an incorporator and a charter Director of Mountain Trust Company in 1977, was elected Vice Chairman in 1978, served as Acting President in 1980-81 and was Acting Chairman of the Board prior to the merger of Mountain Trust Company with Chittenden Trust Company. Mr. Spera’s term expires in 2007.

Owen W. Wells.    Mr. Wells, 62, has been a Director of Chittenden since 2001. He is President and CEO and Trustee of the Libra Foundation, a charitable foundation located in Maine. He is also President and CEO and Director of October Corporation. Mr. Wells is Of Counsel to the law firm of Perkins, Thompson, Hinckley & Keddy. He is a Director of Maine Bank & Trust Company, Irving Oil Corporation, Irving Oil Transportation Company, Irving Oil Terminals, Inc., Ocean Investments, LLC and Ocean Investment Corporation. Mr. Wells is a former Trustee and former Chairman of the Board of Maine Medical Center and a former Trustee of Maine Health. He serves as a Trustee of Fisher Charitable Foundation and is a member of the Board of The Hauser Center of Harvard University. Mr. Wells’s term expires in 2007.

Meetings of the Board of Directors and Its Audit and Executive Committees

The Board of Directors of the Corporation held six meetings during the calendar year 2005. No Director attended fewer than seventy-five percent of the aggregate number of meetings of the Board and the total number of meetings held by committees of the Board on which they served during 2005.

The Corporation expects Board members to make reasonable efforts to attend all Board meetings, and the Annual Meeting of Stockholders; but the Corporation does not have a specific policy regarding a Board member’s attendance at the Annual Meeting. All, but two, Board members attended last year’s Annual Meeting.

The non-management Directors meet at regularly scheduled executive sessions without management participation. Unless the non-management Directors take action to the contrary, the Chair of the Executive Committee will serve as the “lead” Director and conduct any non-management executive sessions.

Audit Committee

The Corporation has a standing Audit Committee and in 2005 it was comprised of Ms. Hutton (Chair), Ms. Crawford, Messrs. Drumheller, Richards, Pomerleau and Smith. Each of these persons is independent within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board of Directors has determined that the Audit Committee meets the independence and experience requirements of the New York Stock Exchange, SEC and the bank regulatory authorities. Our Board of Directors also has determined that two members of the Audit Committee, Ms. Hutton and Ms. Crawford, meet the requirements adopted by the SEC for qualification as an audit committee financial expert.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent public accountants, evaluates the independence of the independent public accountants, reviews the reports of the Corporation’s internal audit department, reviews the adequacy of Chittenden’s internal accounting controls, reviews the Corporation’s audited financial statements and unaudited quarterly financial statements prior to their filing or distribution, discusses earnings press releases and assists the Board in oversight of the Corporation’s compliance with legal and regulatory requirements.

The Audit Committee operates under a formal charter that was adopted in 2000. The charter is reviewed and reassessed each year. The charter was revised in 2005 and appears on pages A-1 through A-4 as Annex A of this Notice and Proxy Statement. The charter can also be found on Chittenden’s website at www.chittendencorp.com. The Audit Committee met seven times during 2005. The Report of the Audit Committee appears on pages 9 and 10 of this Notice and Proxy Statement.

Executive Committee

The Corporation has a standing Executive Committee and in 2005 it was comprised of Messrs. Pizzagalli (Chair), Dwight, Spera, and Wells and Ms. Hutton, each of whom is independent within the meaning of the listing standards of the New York Stock Exchange. The Executive Committee is responsible for strategic planning, senior management compensation, matters related to corporate governance and directors’ succession, among other duties. In carrying out these responsibilities, the Executive Committee considers and recommends nominees for election to the Board each year and as vacancies occur and performs all of the functions of a compensation committee. The Executive Committee operates under a formal charter and performs certain responsibilities pursuant to formal corporate governance guidelines, both of which were adopted in January 2004 and appear as Annex B and as Annex C of this Notice and Proxy Statement, respectively, and each document can also be found on Chittenden’s website at www.chittendencorp.com. The Executive Committee met four times during 2005.

The Chittenden Board does not have a standing nominating or compensation committee. The Executive Committee performs all of the functions of these committees.

Compensation Committee Interlocks and Insider Participation

During 2005, the Executive Committee, which included, Messrs. Pizzagalli (Chair), Dwight, Spera, Wells and Ms. Hutton, performed all of the functions of a Compensation Committee. No member of the Executive Committee was an officer or employee of the Corporation during 2005 or had any business relationship or affiliation with the Corporation (other than as a Director or as described in the section entitled “Indebtedness of Management”).

Remuneration of Directors and Officers

Directors of Chittenden Corporation, other than Mr. Perrault, are paid an annual retainer of $12,000 without regard to attendance and $2,500 per meeting attended. Fifty percent of retainers and fees are paid in the form of common stock of the Corporation.

Mr. Perrault, the Chairman of the Board of the Corporation, is also an employee and does not receive additional compensation for service as Chairman. The Chair of the Executive Committee and the Chair of the Audit Committee receive an annual retainer of $5,000 without regard to attendance. Fifty-percent of retainers are paid in the form of common stock of the Corporation.

Directors serving on the Audit and Executive Committees receive a fee of $1,250 per meeting attended, fifty-percent of which is paid in the form of common stock of the Corporation.

The payment of Directors’ fees by the Corporation may be deferred by a Director pursuant to the Director’s Deferred Compensation Plan, adopted in April 1972, and most recently amended January 1, 1992. Benefits are payable upon the dates selected by the Directors for the distribution in a lump sum or in equal annual installments over a period not to exceed eleven years. A Director may elect annually to have the amounts deferred treated as if they were hypothetically invested in the Corporation’s Common Stock (Phantom Stock) and/or such investments as shall be designated by the administrator of the Deferred Compensation Plan from time to time. Deferred compensation phantom stock balances as of December 31, 2005 for Directors participating in the Plan are provided in tabular form.

Deferred Compensation Plan

Director	Phantom Stock Balances (in shares)	Phantom Stock Cash Value(1)
Drumheller, Philip M.	1,929	$53,645
Dwight, John K.	7,768	$216,028
Hutton, Lyn	12,457	$346,429
Pizzagalli, James C.	58,944	$1,639,232
Pomerleau, Ernest A.	6,047	$168,167
Richards, Mark W.	32,941	$916,089
Smith, Charles W.	2,269	$63,101
Spera, Pall D.	41,009	$1,140,460
TOTALS:	163,364	$4,543,151

(1)	Based on the last reported sale price of Chittenden common stock on the NYSE on December 30, 2005 of $27.81.

Report of the Audit Committee

The Audit Committee consists of six members of the Board, each of whom is independent within the meaning of the New York Stock Exchange applicable listing standards and SEC rules and regulations. The Board has adopted a charter for the Audit Committee, which specifies the scope of the Audit Committee’s responsibilities, and how it carries out those responsibilities.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

The Audit Committee has reviewed and discussed the Company’s December 31, 2005 audited financial statements with management and with PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees) as amended by Statement on Auditing Standards No. 90 (audit committee communications). In addition, the Audit Committee has also received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standards No. 1 (independence discussions with the audit committee) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee also considered whether the auditors’ provision of non-audit services to the Company is compatible with the independence of PricewaterhouseCoopers LLP.

While the Audit Committee oversees the Company’s financial reporting process for the Board of Directors consistent with the Audit Committee charter, management has primary responsibility for this process including the Company’s system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Company’s independent auditors and not the Audit Committee are responsible for auditing those financial statements.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The 2005 Audit Committee: Lyn Hutton, Chair, Sally W. Crawford, Philip M. Drumheller, Ernest A. Pomerleau, Mark W. Richards and Charles W. Smith.

Code of Business Conduct and Ethics

Since 1988, we have maintained a comprehensive Code of Business Conduct and Ethics that covers all directors, officers and employees of Chittenden and its subsidiaries. The Code of Business Conduct and Ethics requires that our directors, officers and employees avoid conflicts of interest; maintain the confidentiality of information relating to Chittenden and its customers; engage in transactions in the common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Business Conduct and Ethics; and comply with other requirements which are intended to ensure that they conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of Chittenden. The Code of Business Conduct and Ethics specifically imposes standards of conduct on Chittenden’s Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer and other persons with financial reporting responsibilities, which were identified in a regulation issued by the SEC dealing with corporate codes of conduct. These standards are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the registrant;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting to an appropriate person or persons identified in the code of violations of the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

The Code of Business Conduct and Ethics provides a confidential, toll free telephone number (1-800-257-1959) for an employee or stockholder to lodge complaints regarding accounting, internal accounting controls or auditing matters. These complaints go to the Chairman of the Audit Committee who manages the disposition of the complaints. Stockholders may utilize that number or they may send a written communication to Lyn Hutton, Chair of the Audit Committee or to the Secretary, F. Sheldon Prentice, Esq.

All of our directors, officers and employees have been supplied with a copy of the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics can be viewed on our website at www.chittendencorp.com/profile/ and can also be obtained in print form by any stockholder who requests it. The Corporation intends to disclose on its website any amendments to, or waivers of, the Code of Business Conduct and Ethics that apply to the Corporation’s Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer and persons performing similar functions that otherwise would be required to be disclosed in a Current Report on Form 8-K.

Report of the Committee Responsible for Compensation

Decisions regarding the compensation of the Company’s executive officers, including the Chief Executive Officer, are made by the Executive Committee of the Board. Each member of the Executive Committee is an independent director. The recommendations of the Executive Committee are reviewed and approved by the full Board. Executive Committee members serving during 2005 were Messrs. Pizzagalli (Chair), Dwight, Spera and Wells, and Ms. Hutton.

The final changes to the Corporation’s executive compensation programs that were introduced in 2004 were completed in 2005. Specifically, as discussed in the 2005 proxy, grants of performance-based shares were added to the long-term compensation portion of executive compensation.

The executive compensation program at Chittenden continues to be comprised of the following components:

•	Base salary

•	Annual bonus

•	Long-term incentives

Chittenden’s executive compensation strategy continues to be one that places emphasis on the variable components of total compensation. Thus, base salaries have been set at levels found to be competitive based upon each executive’s experience, duties and scope of responsibility. Annual and long-term incentive programs are intended to align the executive’s total compensation with corporate performance and stockholders’ interests. As was discussed in last year’s report, attainment of annual incentive targets is now contingent upon the Corporation’s performance as measured against both absolute targets, established annually by the Board of Directors, and the Corporation’s relative performance when measured against their defined peer group.

In addition, long-term incentives are comprised of both stock options and the performance share awards discussed above. Receipt of the performance share portion of the award is based primarily upon Chittenden’s EPS growth when compared to the defined peer group over a three-year period.

Mr. Perrault’s total compensation continues to be biased heavily toward incentive, rather than fixed, compensation. This strategy aligns Mr. Perrault’s opportunity for reward with consistency in earnings and stockholders’ interests.

Specifically, Mr. Perrault’s base salary remained at $610,000 during 2005. Based upon Chittenden’s 2004 performance, Mr. Perrault received an annual incentive award of $152,500. The major piece of this award was based upon Chittenden’s relative performance within its peer group. Mr. Perrault also received 50,000 stock options and a target award of 14,184 performance shares. The option price was set at the fair market value (FMV) on the date of grant, $24.50, and the performance shares were calculated using a base price of $26.58, the FMV of Chittenden stock on the date on which they were awarded. Awards received based upon 2005 performance will be determined in March 2006 when results from all companies within the defined peer group are available.

As has been reported previously, Mr. Perrault is also eligible to receive payments under an individual retirement agreement. This program was established with the objective of enhancing Mr. Perrault’s retirement benefit and is based on certain return on equity (ROE) targets being met. In 2005, with a reported ROE of 13.11%, the sum of $221,125 was accrued for Mr. Perrault under this agreement.

In addition to the executive compensation programs described above, approximately 250 senior and middle management positions are eligible to participate in incentive compensation programs throughout the Company. Awards granted under these programs are also based on the Company’s performance on both absolute and relative measures as described above. Any awards earned based on 2005 performance will be determined and paid in the second quarter of 2006.

The 2005 Executive Committee: Messrs. James C. Pizzagalli (Chair), John K. Dwight, Pall D. Spera, Owen W. Wells and Ms. Lyn Hutton.

Executive Officers

The following information is provided for those officers currently designated as executive officers by the Corporation’s board of directors.

Howard L. Atkinson, 61, is Chief Auditor of Chittenden Corporation, having responsibility for internal audit, regulatory compliance and other risk management functions. Mr. Atkinson joined Chittenden in 1996. Prior to Chittenden he was Director of Internal Control for Bank of Ireland First Holdings, Inc. in Manchester, New Hampshire. Before becoming an internal auditor, Mr. Atkinson spent in excess of twenty years with Ernst & Young, the last seven as an Audit Partner. He graduated from the University of Massachusetts in Amherst with a degree in Accounting.

John P. Barnes, 50, is Executive Vice President of Chittenden Corporation Services Group. His responsibilities include managing the Company’s central services, which includes IT, operations, loan origination and business service lines. Mr. Barnes joined the Chittenden in 1983 as Manager of Loan Review after five years with the FDIC—Boston. He became Senior Vice President and Chief Credit Policy Officer in 1988. In 1990 he was appointed division head of the Credit Policy and Administration Division, which grew to include various support services areas. He is a graduate of Northeastern University in 1978 and received his M.B.A. from the University of Vermont in 1988.

Timothy P. Crimmins, Jr., 57, was appointed founding President and Chief Executive Officer for The Bank of Western Massachusetts in October 1986. Mr. Crimmins began his career in banking in 1970, when he joined Third National Bank of Hampden County as a management trainee and progressed through various management positions to ultimately, in 1984, being appointed Vice President of the Commercial Banking Group for Bank of New England-West. Mr. Crimmins graduated from Western New England College in 1970. In March of 2000 Mr. Crimmins was selected by the Massachusetts District Office of the U. S. Small Business Administration as the Year 2000 Small Business Advocate of the Year in Massachusetts and New England. Mr. Crimmins is involved in many professional, civic and community organizations, among them; Founder of the Springfield American Cancer Society Relay for Life, Trustee and Member of the Finance & Investment Committee of Western New England College, Member & Past Director of the Massachusetts Bankers Association, and Director of Mass Ventures.

James C. Garvey, 49, was named President and Chief Executive Officer of Flagship Bank in January 2001. He joined Flagship in 1999 as Executive Vice President, Senior Commercial Lender. Prior to joining Flagship Bank, Mr. Garvey was Senior Lending Officer and Senior Vice President at Safety Fund Bank, and was Team Leader and Middle Market Vice President at Shawmut Bank. He is a graduate of the University of Miami, and earned an MBA degree from Boston University. Mr. Garvey is a member of the following boards and organizations: Worcester Regional Research Bureau, Worcester Chamber of Commerce, Providence & Worcester Railroad, Family Services, Worcester Economics, Worcester State College, and Central Mass Housing Alliance.

John W. Kelly, 56, is President and Chief Executive Officer of Chittenden Bank. Mr. Kelly joined Chittenden Corporation in 1990 as Executive Vice President of Commercial Lending and most recently served as Executive Vice President and Chief Banking Officer, with responsibility for the management and oversight of the Corporation’s five banks. Mr. Kelly began his banking career in 1973 with Poughkeepsie Savings Bank, where he served as a Commercial Real Estate Lender and Manager of their Loan Workout Department. In 1983, he joined Old Colony Bank in Providence, Rhode Island, where he was Executive Vice President and Chief Lending Officer. Mr. Kelly is a 1971 graduate of St. Bonaventure University. He is currently a member of the Board of Overseers for Dartmouth-Hitchcock Medical Center.

Samuel A. Ladd, III, 64, is President and Chief Executive Officer of Maine Bank & Trust. Mr. Ladd was a co-founder of Maine Bank & Trust in 1991 and until the acquisition by Chittenden served as President & Chief Operating Officer. Mr. Ladd began his career with Maine National Bank in Portland and was promoted to Executive Vice President & Chief Operating Officer. Mr. Ladd is a graduate of Bowdoin College and is currently the Chair of Southern Maine Community College Foundation. He also serves on the board of the Maine Bankers Association, a committee for the American Bankers Association, and he is an outside director of the EnviroLogic Corporation.

Larry D. MacKinnon, 56, is Senior Vice President and Chief Credit Policy Officer of Chittenden Corporation. Mr. MacKinnon joined Chittenden Bank in 1987 as Senior Credit Officer and most recently served as Corporate Banking Group Manager for the northern region of Vermont. Prior to joining Chittenden, Mr. MacKinnon spent 15 years with Chase Manhattan Bank in various credit officer positions domestically and internationally including Credit Supervising Officer for Chase Long Island and Country Credit Officer for Chase’s operations in Hong Kong and China. Mr. MacKinnon is a 1971 graduate of Williams College.

Danny H. O’Brien, 55, is President & Chief Executive Officer of Ocean National Bank. Mr. O’Brien joined Chittenden Bank in 1988 and served as Executive Vice President of Commercial and Community Banking. Prior to joining Chittenden, he worked for Berkshire Bank & Trust in Pittsfield, Massachusetts, and the Williamstown National Bank in Williamstown, Massachusetts. Mr. O’Brien is a 1972 graduate of the University of Vermont. Mr. O’Brien is actively involved in various New Hampshire organizations including Leadership New Hampshire, the New Hampshire Business Committee for the Arts and the New Hampshire Humanities Council.

F. Sheldon Prentice, 55, is Senior Vice President, General Counsel and Secretary of Chittenden Corporation. Mr. Prentice joined Chittenden in 1985 as Vice President and General Counsel. Mr. Prentice served as Assistant Counsel for National Life Insurance Company from 1980 to 1985 and from 1977 to 1980 as an Associate of Davis Polk & Wardwell. Mr. Prentice has also served as an adjunct professor in Securities Regulations at Vermont Law School from 1984 through 1992. Mr. Prentice is a 1972 graduate of Dartmouth College and a 1977 graduate of Fordham University Law School.

Kirk W. Walters, 50, is Executive Vice President and Chief Financial Officer for Chittenden Corporation. Mr. Walters joined Chittenden in 1996 after serving as Chairman of the Board, President and Chief Executive Officer of Northeast Federal Corp. and Northeast Savings Bank. Prior to Northeast Federal, Mr. Walters was Senior Vice President and Controller of CalFed Inc. and California Federal Bank. Before joining CalFed he worked in the corporate finance group at Atlantic Richfield Corp (ARCO). Mr. Walters received a BS in Accounting from the University of Southern California in 1978 and was employed with Coopers & Lybrand as an audit supervisor after graduation.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Corporation and the other four highest paid Executive Officers of the Corporation whose salary and bonus earned in 2005 exceeded $100,000.

Annual Compensation							Awards		Payouts
(a)	(b)	(c)	(d)			(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary	Bonus(1)			Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options (#)(3)	Long-Term Incentive Plan (LTIP) Payouts(4)	All Other Compensation ($)(5)(6)
Paul A. Perrault	2005	$610,000	$	N/A		$0	-0-	50,000	-0-	$230,150
President and CEO	2004	$599,962		$152,500		$0	-0-	100,000	-0-	$317,882
	2003	$570,423		$522,000		$0	-0-	137,500	-0-	$369,196

John W. Kelly	2005	$324,615		$15,000	(2)	$0	-0-	25,000	-0-	$10,736
President	2004	$314,535		$78,750		$0	-0-	62,500	-0-	$17,920
Chittenden Bank	2003	$298,385		$270,000		$0	-0-	50,000	-0-	$17,746

Kirk W. Walters	2005	$259,808	$	N/A		$0	-0-	20,000	-0-	$7,836
Executive Vice President	2004	$254,846		$63,750		$0	-0-	43,750	-0-	$14,815
	2003	$249,327		$225,000		$0	-0-	43,750	-0-	$15,512

John P. Barnes	2005	$249,808	$	N/A		$0	-0-	20,000	-0-	$8,141
Executive Vice President	2004	$244,692		$61,250		$0	-0-	43,750	-0-	$13,887
	2003	$234,327		$211,500		$0	-0-	43,750	-0-	$15,005

Danny H. O’Brien	2005	$242,356	$	N/A		$0	-0-	13,000	-0-	$8,970
President	2004	$239,365		$100,000		$62,813	-0-	31,250	-0-	$15,015
Ocean National Bank	2003	$229,731		$207,000		$0	-0-	43,750	-0-	$15,343

Summary Compensation Table—Footnotes

1.	The compensation shown in this column represents payments earned under the Executive Management Incentive Compensation Plan (EMICP) for those years. The amount of the bonus earned under the EMICP in 2005 was not calculable as of the latest practicable date before this proxy statement was filed.
2.	For the year 2005, Mr. Kelly earned and was paid a one-time bonus in recognition of his appointment to President of Chittenden Bank. The amount of the bonus earned under the EMICP by Mr. Kelly in 2005 was not calculable as of the latest practicable date before this proxy statement was filed.
3.	The grant price for all options awarded to Messrs. Perrault, Kelly, Walters, Barnes, and O’Brien in the years 2003, 2004, and 2005 were set at FMV of Chittenden Corporation stock on the date of grant. All options vest at time of grant. All amounts are restated to reflect a five for four stock split in September 2004.
4.	Performance shares awarded in the last fiscal year are disclosed in the Long Term Incentive Plan (LTIP) Table.
5.	Totals in this column are comprised of: (1) a 401(k) Plan Corporation match and an additional profit sharing match shown as one total, whereby the match respectively was 35% and 23% in the year 2003, 35% and 6.25% in the year 2004, and 35% for the Corporation match in 2005; The amount of the additional profit sharing contribution to be made under the Corporation’s 401(k) plan in 2005 was not calculable as of the latest practicable date before this proxy statement was filed; (2) the parallel match made under the Savings Plan Restoration portion of the Supplemental Executive Retirement Plan established in January 1997, and (3) that piece of Mr. Perrault’s Supplemental Executive Retirement Plan (SERP) benefit which may be granted based on the Corporation’s annual results as measured by ROE. The figures, respectively, are as follows: Mr. Perrault—$4,410, $4,615 and $221,125; and Mr. Kelly—$4,410 and $6,326; and Mr. Walters—$4,410 and $3,426; and Mr. Barnes—$4,410 and $3,731; and Mr. O’Brien—$4,410, and $4,560.
6.	Totals in this column are restated for the year 2004 to reflect the actual profit sharing match made under the Corporation’s 401(k) plan in 2005. The figures were not previously determinable as of the latest practicable date before the 2005 proxy statement was filed. The profit sharing figures are as follows: Mr. Perrault $687; and Mr. Kelly $748; and Mr. Walters $758; and Mr. Barnes $762; and Mr. O’Brien $753.

Option Grants in Last Fiscal Year

The following table sets forth the options granted during the fiscal year ended December 31, 2005 to Chittenden’s Named Executive Officers.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
Name	Number of Securities Underlying Options Granted (#)(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Paul A. Perrault	50,000	10.31%	$24.50	4/28/2015	$770,396	$1,952,335
John W. Kelly	25,000	5.15%	$24.50	4/28/2015	$385,198	$976,167
Kirk W. Walters	20,000	4.12%	$24.50	4/28/2015	$308,158	$780,934
John P. Barnes	20,000	4.12%	$24.50	4/28/2015	$308,158	$780,934
Danny H. O’Brien	13,000	2.68%	$24.50	4/28/2015	$200,303	$507,607

(1)	Potential realizable values are calculated as the product of (A) assumed annual gains in the initial exercise price of 5% and 10% over the term of the options less the initial exercise price and (B) the number of options. There can be no assurance that the values reflected in this table will be achieved.
(2)	All options vested immediately upon grant.

The following table sets forth the aggregate number of options exercised in 2005 and the value of options held as of December 31, 2005 by Chittenden’s Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year 2005

And Fiscal Year-End 2005 Option Values

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying The Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The- Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul A. Perrault	0	$0	671,253	0	$4,122,175	0
John W. Kelly	35,879	$279,454	188,342	0	$759,564	0
Kirk W. Walters	4,240	$70,151	224,608	0	$1,090,034	0
John P. Barnes	0	$0	216,882	0	$981,851	0
Danny H. O’Brien	50,006	$248,209	163,001	0	$813,414	0

(1)	Based on the last reported sale price of Chittenden common stock on the NYSE on December 30, 2005 of $27.81.

Long-Term Incentive Plans—Awards in Last Fiscal Year

	Number of Shares and Other Rights(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts(2)
Name			Threshold (#)	Target (#)	Maximum(3)
Paul A. Perrault	14,184	3 years	0	14,184	21,276
John W. Kelly	8,183	3 years	0	8,183	12,275
Kirk W. Walters	5,455	3 years	0	5,455	8,183
John P. Barnes	5,455	3 years	0	5,455	8,183
Danny H. O’Brien	3,273	3 years	0	3,273	4,910

(1)	Figures shown represent those awards granted in 2005 under the Corporation’s performance share program. This program provides that a portion of the executive’s long-term incentive will be paid in performance shares. Under this program, shares are awarded annually with a three-year performance cycle. Payment of the performance share awards is based primarily upon the Corporation’s EPS growth when compared to its defined peer group over the three-year period.
(2)	Award levels are established in the first year of each three-year performance cycle. Payout levels do not vary once established at the beginning of the performance cycle.

Severance Agreements

Chittenden currently has severance agreements with each of Messrs. Perrault, Kelly, Walters, Barnes and O’Brien. These agreements provide for payments to such persons that are conditioned upon a “change of control” of Chittenden followed within three years by either (1) termination of employment by Chittenden for any reason other than death or (2) termination by the executive for any reason. If these conditions are satisfied, the required payments would equal a multiple of the employee’s annual salary, bonus, and contributions made to the qualified 401(k) plan and supplemental retirement programs during the year in which the change of control occurs. For Mr. Perrault, such payments would equal 2.99 times these amounts, and for Messrs. Kelly, Walters, Barnes and O’Brien such payments would equal 2.0 times these same amounts. In addition, Mr. Perrault’s compensation plan provides for certain long-term disability payments in the event of a disability resulting in termination of employment, in which case a monthly benefit would be paid at age 60 based upon 60% of the base salary of Mr. Perrault at the time of disability.

Chittenden Corporation Retirement Plan Benefits

Substantially all full-time employees of Chittenden Corporation who have reached age 21 and have one year of service prior to 2006 participate in the Chittenden Pension Account Plan (the “Pension Plan”), a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (the “Code”). The Pension Plan is a cash balance plan whereby each participant’s benefit is determined based on annual pay credits and interest credits made to each participant’s notional account. Effective December 31, 2005, the benefits earned under the Pension Plan were frozen. As a result, no pay credits will be made to accounts after 2005 although interest credits will continue to be made until benefits are paid. Additional pay-based allocations will be provided under Chittenden’s Incentive Savings and Profit Sharing Plan (the “Savings Plan”) beginning in 2006.

In connection with the freezing of the Pension Plan, benefits earned under the nonqualified Supplemental Defined Benefit Plan (the “SERP”) were also frozen effective December 31, 2005. Prior to 2006, the SERP provided an additional pay credit that would be credited under the Pension Plan except for limitations on pay and benefit amounts currently imposed by the Code. Also, effective December 31, 2005, benefits earned under the SERP were transferred into the Supplemental Executive Savings Plan and will be paid from that plan.

Under the Pension Plan, pay credits prior to 2006 range from 2.5% to 11.0% of compensation up to the Social Security Wage Base and from 5.0% to 16.0% of compensation over the Social Security Wage Base, depending on the participant’s age and length of service with the Company. Chittenden participants whose age plus service as of December 31, 1995 equaled 70 or more are eligible for an additional pay credit of 8.0% of compensation for plan years worked between 1996 and 2005. Former Vermont Financial Services (VFS) participants whose age plus service as of December 31, 1999, equaled 70 or more are eligible for an additional pay credit of 8.0% of compensation for plan years worked between 2000 and 2009. For Granite Bank and GSBI Insurance Group employees whose age plus service as of December 31, 2003 equaled at least 70 or more are eligible for an additional 8.0% of compensation for plan years worked between 2004 and 2013. Compensation refers to pension-eligible earnings of the participant under the Pension Plan, including the entire amount of salaries, wages, overtime pay, commissions, bonuses, pre-tax deferrals and similar payments reported on Form W-2, excluding employer contributions to this or any other benefit plan, severance amounts, and taxable income attributable to stock options. Compensation under this plan is limited to $210,000 for 2005 (as indexed under Section 401(a)(17) of the Code).

Interest credits are based on the notional account balance on the last day of the prior plan year and the plan’s interest credit rate. For the Pension Plan, this interest credit rate equals the average 12-month Treasury bill rate during December of the preceding plan year plus 0.5%, subject to a 5.0% minimum and an 8.0% maximum rate.

No pay or interest credits were granted under the plan for periods of employment prior to January 1, 1996. For Chittenden participants, benefits accrued as of December 31, 1995 under the prior formula were converted to an opening account balance. For former VFS employees, benefits accrued as of December 31, 1999, under the prior VFS plan were converted to an opening account balance. For former United Bank (UB) employees, benefits accrued as of October 31, 1999, under the prior UB plan were converted to an opening account balance. For former Granite Bank and GSBI employees, benefits accrued as of December 31, 2003 were converted to an opening account balance. Service is calculated from date of hire for purposes of determining the level of pay credit for the plan year. The normal retirement age under the plan is age 65. Benefits are computed on a straight life basis. Participants under this plan are entitled to a minimum benefit equal to the amount accrued under the prior plan formula as of the date of conversion to an opening account balance.

The estimated projected annual benefits payable under the Pension Plan and former SERP at Normal Retirement Date to Mr. Barnes, Mr. Kelly, Mr. O’Brien, Mr. Perrault and Mr. Walters, are $80,000, $73,000, $65,000, $180,000 and $53,000, respectively. As of December 31, 2005, Mr. Barnes, Mr. Kelly, Mr. O’Brien, Mr. Perrault and Mr. Walters had 22, 15, 18, 15 and 9 years of credited service, respectively, under the Pension Plan.

Stock Performance Graph

The following graph provides a comparison, from December 31, 2000 through December 31, 2005, of the cumulative total stockholder return (assuming reinvestment of dividends) among Chittenden; the Standard & Poor’s 600 Small Cap Index; and the SNL $5B-$10B Bank Index. The historical information set forth below is not necessarily indicative of future performance.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Chittenden Corporation	100.00	117.37	111.31	151.14	165.63	164.62
SNL $5B-$10B Bank Index	100.00	110.87	113.96	157.46	187.73	181.90
S&P 600 Small Cap	100.00	106.49	90.98	126.06	154.47	166.29

The Corporation has used the S&P Small Cap 600 (of which the Corporation is a member) as its broad-based market index. The Corporation also presents the SNL $5B-$10B Bank Index as an industry specific index that is consistent with the Corporation’s current asset size. The Corporation’s total assets ranged from $3.8B at 12/31/00 to $4.9B at 12/31/02 and $6.5B at 12/31/05.

Indebtedness of Management

Our directors, officers and employees are permitted to borrow from our banking subsidiaries in accordance with the requirements of federal and state law. All loans made by our banking subsidiaries to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. We believe that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. None of the directors who borrow from the Corporation’s banking subsidiaries or who have business dealings with such entities has a “material” relationship (as defined by the NYSE) which would disqualify such director from being “independent”. The Board has made this determination based, in part, on an analysis performed by the Chief Credit Policy Officer of Chittenden Corporation.

Ratification of Selection of Independent Auditors for 2006

(Item 2 on Proxy Card)

Independent Public Accountants

PricewaterhouseCoopers LLP, independent registered public accountants, served as the Corporation’s independent auditor for the year ended December 31, 2005. PricewaterhouseCoopers LLP advised the Corporation that neither the firm nor any of their associates have any relationship with the Corporation or any affiliate of the Corporation. Representatives of PricewaterhouseCoopers LLP will be present at the 2006 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as independent public accountants of the Corporation for the current fiscal year ending December 31, 2006.

Consistent with SEC policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent auditor. During 2005 and 2004, PricewaterhouseCoopers LLP examined the consolidated financial statements of the Corporation and its subsidiaries, in connection with the Corporation’s SEC filings. A breakdown of the fees billed by PricewaterhouseCoopers LLP for 2005 and 2004 follows:

	2005		% of Auditor Services	2004	% of Auditor Services
Audit Fees	$490,250	(1)	99%	$448,550	98%
Audit Related Fees	$4,300	(2)	1%	$8,000	2%
Tax Fees	$-0-		-0-	$-0-	-0-
All Other Fees	$-0-		-0-	$-0-	-0-

(1)	Includes fees for Sarbanes-Oxley 404 reporting on internal control over financial reporting.
(2)	Agreed upon procedures related to Uniform Single Attestation Program for Mortgage Brokers (“USAP”).

Vote Required for Approval

A majority of the votes submitted is required to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for 2006. Shares which abstain from voting and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR 2006.

Deadline for Stockholder Proposals

In order to be included in the Corporation’s proxy statement and proxy card for the 2007 Annual Meeting, proposals which Stockholders intend to present at that meeting must be submitted in writing to the Secretary or Assistant Secretary of the Corporation on or before November 18, 2006. In addition, the Corporation’s By-Laws include advance notice and other requirements regarding the timing and content of proposals for Stockholder action at a meeting other than those proposed by the Board of Directors. In order to be timely under the advance notice provisions of the Corporation’s By-Laws, all Stockholder proposals must be received by the Corporation at its executive office no less than 75 days and no more than 120 days prior to the anniversary of the preceding annual meeting, provided that, if the annual meeting is scheduled for a date that is more than 30 days before or 60 days after the anniversary of the preceding annual meeting, then the stockholder proposal must be received by the Corporation on the later of 75 days prior to the annual meeting or 15 days following the date on which public announcement of the date of the annual meeting is first made by the Corporation.

Stockholder Communications

Stockholders may send communications to Board members, including the Chair of the Executive Committee, by either sending a written communication to the Board and/or a particular Board member in care of the Corporate Secretary of the Company at Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05401 (the Corporate Secretary will forward or notify the independent director or directors of receipt of a communication), or by using the toll-free number established for that purpose, which is 1-800-257-1959.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters that may come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the persons named therein.

A copy of the Corporation’s Annual Report for 2005 (on Form 10-K), as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, will be furnished free of charge to beneficial owners of the Corporation’s stock upon written request to:

F. Sheldon Prentice, Secretary or

Eugenie J. Fortin, Assistant Secretary

Chittenden Corporation

P.O. Box 820

Burlington, VT 05402-0820

Any person requesting a copy of the report must set forth in his/her written request a good faith representation that he/she was in fact a beneficial owner of stock of the Corporation on the record date for the annual meeting.

ANNEX A

CHITTENDEN CORPORATION

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of:

•	the integrity of the Corporation’s financial statements;

•	the Corporation’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Corporation’s internal audit function and independent auditors.

II.	AUTHORITY

The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor. Oversight includes the resolution of disagreements between management and the independent auditor regarding financial reporting which involves any independent auditor report or related work.

The Audit Committee shall have full authority to:

•	conduct or authorize any investigation appropriate to fulfill its responsibilities;

•	engage independent counsel and other advisors as the Committee deems necessary to carry out their responsibilities; and

•	have direct access to independent auditors and employees of the Company.

The Committee shall determine, in its sole discretion, the level of funding to compensate the independent auditor and any counsel or advisor employed by the Committee. The Corporation shall be obligated to make such funding available.

III.	SPECIFIC DUTIES AND RESPONSIBILITIES

The Board of Directors set forth the Audit Committee’s duties in this charter and by resolution. Accordingly, the Audit Committee shall have the following responsibilities and duties.

Financial Statements and Reporting

•	Review the Corporation’s audited financial statements and unaudited quarterly financial statements prior to their filing or distribution. Review shall include discussion with management and the independent auditors on significant issues regarding accounting principles, practices and judgments and the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

•	Discuss earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

•	Review with management and the independent auditor significant financial statements and other reports of a financial nature. Discuss with the independent auditor its views or judgments on the integrity of the information. Resolve any disputes between management and the independent auditor concerning the preparation of the statements and reports.

•	Review with management and the independent auditor all matters required to be communicated and discussed with the Committee under generally accepted auditing standards and the Securities Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) requirements and other legal and regulatory rules as required.

•	In connection with the quarterly certifications signed by the Chief Executive Officer and the Chief Financial Officer for periodic reports filed by the Corporation with the SEC, discuss significant deficiencies, if any, in the design or operation of the internal control system and any fraud or potential fraud, if any, involving management or employees concerning any internal control function.

•	Review and approve internal control reports as required.

•	Prepare the Audit Committee report required by the SEC to be included in the Company’s annual proxy statement.

Relationship with Independent Auditors

•	Appoint, compensate and oversee independent auditor work for the Corporation regarding the preparation and issuance of any audit report or related work. The independent auditor shall report directly to the Audit Committee.

•	Review with the independent auditor the proposed scope of services and plan for the annual audit.

•	Preapprove all audit and nonaudit (as permitted by law or regulation) services performed by the independent auditor. Ensure that the Corporation properly discloses the retention of these services. (The Committee may delegate pre-approval authority for nonaudit services to one or more members of the Committee, provided that the Committee reviews any delegated decisions at its next scheduled meeting.)

•	Review any non-audit services performed on behalf of the Corporation by the independent auditor that meet the de minimis exception under applicable law.

•	Review any material written communications between the management of the Corporation and the independent auditor.

•	Evaluate the performance of the independent auditor. Make inquiries to determine that directors, management or employees of the Corporation exerted no improper influence on the conduct of the audit.

•	Review proposed replacement of the independent auditor and terminate the engagement of any independent auditor, as the Committee deems appropriate.

•	Evaluate the independent auditor’s qualifications, performance and independence. As part of such evaluation, at least annually, obtain and review a report provided by the independent auditor describing:

(a)	its internal quality control procedures;

(b)	any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any of the firm’s audits, and steps taken to deal with any such issues; and

(c)	all relationships between the independent auditor and the company.

•	Ensure appropriate audit partner rotations and any independent auditor rotations that may be required by law.

Internal Audit

•	The Chief Auditor shall report directly to the Audit Committee and administratively to the Chief Financial Officer.

•	Approve the appointment and replacement of the Chief Auditor.

•	Review and approve the annual internal audit plan, staffing and budget.

•	Review the significant reports to management prepared by the Internal Audit Department and management’s responses.

•	Review and approve the performance and remuneration of the Chief Auditor annually.

Compliance with Laws and Regulations

•	Review periodic reports prepared by the Corporate Compliance Officer and other materials deemed appropriate to evaluate the Corporation’s program for complying with laws and regulations.

Other

•	Establish procedures to receive, retain and treat complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss major policies with respect to risk assessment and management.

•	Perform any other activities consistent with this charter, the Corporation’s bylaws and governing laws, as the Committee or Board deems necessary.

Administrative

•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Maintain minutes of Committee meetings and report activities to the Board on a regular basis, making recommendations, as the Committee deems appropriate.

•	Evaluate the performance of the Committee annually.

IV.	MEMBERSHIP AND COMPOSITION

•	The Committee will have a minimum of 3 members and be comprised entirely of outside Directors who are independent of management.

•	The Committee shall meet the independence and experience requirements of the NYSE, SEC and the bank regulatory authorities.

•	At least one member will qualify as a “financial expert” as defined by the SEC.

•	Committee members will serve Chittenden Corporation and its subsidiaries.

V.	MEETINGS

•	The Committee will meet at least four times a year. The Committee has the right to call additional meetings as necessary to perform their duties.

•	The Committee shall meet in executive sessions periodically with management, the independent auditor and internal audit. At a minimum, the Committee will meet in executive sessions annually.

VI.	DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s web site at www.chittendencorp.com/profile/.

ANNEX B

CHITTENDEN CORPORATION

EXECUTIVE COMMITTEE CHARTER

I.	ORGANIZATION

The Executive Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of The New York Stock Exchange and any other applicable regulatory requirements.

Executive Committee members shall be elected by the Board of Directors at the annual organizational meeting of the Board. Members shall serve until their successors shall be duly elected and qualified. The Executive Committee’s Chair shall be designated by the full Board or, if it does not do so, the Executive Committee members shall elect a Chair by vote of a majority of the full Executive Committee.

The Executive Committee may form and delegate authority to subcommittees when appropriate.

II.	PURPOSE

The primary responsibilities of the Executive Committee are:

i.	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

ii.	recommending to the Board director nominees for each annual meeting of the Company’s stockholders;

iii.	developing, periodically reviewing, and recommending to the Board corporate governance guidelines applicable to the Company;

iv.	overseeing the evaluation of the Board and management;

v.	developing and implementing Chief Executive Officer and senior management compensation policies and plans that are appropriate for the Company in light of all relevant circumstances;

vi.	reviewing strategic initiatives; and

vii.	performing various duties on behalf of the Board or in lieu of full Board meetings.

III.	STRUCTURE AND MEETINGS

The Chair of the Executive Committee will preside at each meeting and, in consultation with the other members of the Executive Committee or appropriate management, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Executive Committee will meet as often as it deems necessary or appropriate but at least twice a year, and meetings may be in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. In lieu of a meeting, the Executive Committee may act by unanimous written consent. The agenda or purpose for each meeting will be circulated to each Executive Committee member in advance of the meeting by posting on the Board of Directors Web Site, facsimile transmission, by mail, telephone, or electronic transmission. One third of the Executive Committee, but not less than two, members shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Executive Committee. The Executive Committee will keep a record of its meetings and report on them to the Board of Directors.

IV.	GOALS AND RESPONSIBILITIES

Matters Related to Nomination of Directors

The Executive Committee will:

i.	identify possible candidates for Board membership consistent with the Board’s criteria for selecting new directors;

ii.	oversee Board and Chief Executive Officer management performance evaluations on an annual basis;

iii.	annually recommend a slate of nominees to the Board with respect to director nominations for the Board at the annual meeting of the Company’s stockholders; and

iv.	recommend nominees to fill vacancies as they occur on the Board;

Matters Related to Compensation

The Executive Committee will:

i.	review and approve the corporate goals and objectives that may be relevant to the compensation of the Company’s Chief Executive Officer;

ii.	evaluate the Chief Executive Officer’s performance in light of the goals and objectives that were set for the Chief Executive Officer and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level based on such evaluation;

iii.	approve, after consultation with the Chief Executive Officer, senior management compensation;

iv.	make recommendations to the Board with respect to director compensation and director and senior management incentive-based compensation plans and equity-based plans; and

v.	produce an annual report on executive compensation for inclusion in the Company’s proxy statement relating to its annual meeting of stockholders, in accordance with the applicable rules and regulations of the Securities and Exchange Commission and any other rules and regulations applicable to the Company.

Matters Related to Governance

The Executive Committee will:

i.	develop and recommend to the Board the corporate governance guidelines applicable to the Company, review and reassess the adequacy of such guidelines annually, and recommend to the Board any changes it deems appropriate;

ii.	review policies on the size and composition of the Board;

iii.	advise the Board on (a) committee member qualifications, (b) committee member appointments and removals, (c) committee structure and operations (including authority to delegate to subcommittees), and (d) committee reporting to the Board;

iv.	assist management in maintaining an orientation program for new directors and a continuing education program for all directors; and

v.	generally advise the Board on corporate governance matters.

The Executive Committee will annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

The Executive Committee shall perform any other activities consistent with this Charter, the Company’s By-Laws and governing law as the Executive Committee or the Board deems appropriate.

V.	PERFORMANCE EVALUATION

The Executive Committee shall conduct an annual evaluation of its performance and report to the Board on the results of such evaluation. The Executive Committee will assist and facilitate the annual assessment of the Board of Directors and its committees.

VI.	COMMITTEE RESOURCES

In carrying out its responsibilities, the Executive Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Executive Committee may consult. The Executive Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Executive Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms. The Executive Committee also shall have the sole authority to retain and terminate any consulting firm to assist in the evaluation of director, CEO or senior executive compensation, including sole authority to approve such search firm’s fees and other retention terms.

VII.	DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s web site at www.chittendencorp.com/profile/.

ANNEX C

CHITTENDEN CORPORATION

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of Chittenden Corporation has adopted the corporate governance guidelines set forth below to assist and guide the Board in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the New York Stock Exchange, and the Company’s Charter and By-Laws. The Board may review and amend these guidelines from time to time.

I.	BOARD GUIDELINES

Membership

1.	Size of Board

The Board believes that the optimum size of the Board is 7-13 members.

2.	Independence Requirement

A majority of the Directors shall satisfy the independence requirements of Subsections 1 and 2 of Section 303A of the New York Stock Exchange Listed Company Manual, and any other applicable regulatory authority.

In addition, the Board’s historic practice is to not have more than one management Director although it may vary from this practice if it believes to do so is in the best interests of the Company.

A Director who is also affiliated with a company that has a business relationship with Chittenden Corporation that is not material to the Company or the Director will be deemed immaterial for the purpose of determining independence.

3.	Board Membership Criteria

The Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity and who will be able to serve at least three (3) years as a Director prior to reaching the age of 65. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are or were affiliated, and be selected based upon contributions they can make. Directors should plan to make a significant time commitment to the Company.

Recognizing that the contribution of the Board will depend not only on the character and capacities of the Directors taken individually but also on their collective strengths, the Board should be composed of:

(A)	Directors who will form a central core of business and financial expertise;

(B)	Directors who have substantial experience outside the business community-in the public, academic or scientific communities, for example;

(C)	Directors who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies;

(D)	Directors who will enhance the diversity of perspective, experience or background of the Board; and

(E)	A majority of directors who are not employees or former employees of the Company.

Selection Criteria

In considering possible candidates for election as a Director, the Executive Committee and the other Directors should be guided in general by the composition guidelines established above and in particular by the following:

(1)	each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

(2)	each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a Director;

(3)	each Director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a Director;

(4)	each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a Director; and

(5)	each Director should have the capacity and desire to represent the balanced, best interests of the stockholders as a whole and not primarily a special interest group or constituency.

Orientation and Continuing Education

The Company will conduct an orientation program for each new Director within three months following the meeting at which the Director is elected. The orientation will be designed to familiarize the new Director with the Company’s business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes and Code of Business Conduct and Ethics. The general counsel will be responsible for periodically providing materials for continuing Directors on topics that will assist them in discharging their duties.

Retirement; Resignation

Term Limits

The Board does not favor term limits for Directors.

Retirement Policy

According to the By-Laws of the Company “no person shall be eligible for election or re-election as a Director after his/her sixty-fifth (65th) birthday” and shall retire from the Board in the April prior to his/her sixty-sixth (66th) birthday.

Directors Changing Their Present Job Responsibilities

The Board believes that an individual Director who retires from his or her employment, or whose position of employment materially changes, must volunteer to resign from the Board. It is not the intention of the Board to mandate the resignation of a Director whose responsibility has changed, but rather to provide an opportunity for the Board to review the continued appropriateness of Board membership under the changed circumstance.

Conduct

Selection of Agenda Items and Executive Sessions

The Chair and Chief Executive Officer should establish the agenda for Board meetings. All Board members have the right to suggest items for inclusion in the agenda. The non-management Directors will meet at regularly scheduled executive sessions without management participation. Unless the non-management Directors take action to the contrary, the Chair of the Executive Committee will serve as the “lead” Director and conduct any non-management executive sessions.

Distribution of Materials

The Company shall distribute, sufficiently in advance of meetings to permit meaningful review, written materials for use at Board meetings by posting on the Board of Director’s Web Site, facsimile transmission, mail, or electronic transmission.

Number of Meetings; Attendance and Preparation

The Board of Directors shall hold a minimum of five (5) meetings per year. Directors are expected to make reasonable efforts to attend all meetings in person or by phone, and to have, prior to the meetings, reviewed all written meeting materials distributed to them in advance.

Conflicts of Interest

Directors are expected to avoid any action, position or interest that conflict with an interest of the Company, or gives the appearance of a conflict. The Company annually solicits information from Directors in order to monitor potential conflicts of interest and Directors are expected to be mindful of their fiduciary obligations to the Company.

Consulting Agreements with Directors

The Board believes that the Company should not enter into paid consulting arrangements with outside Directors or their employers, without obtaining the Board’s approval.

Share Ownership by Directors

Directors are required to own at least 1,000 shares of the Company’s Common Stock within two (2) years of election.

Compensation Review

The Executive Committee will annually review, and (when it deems appropriate) recommend to the full Board changes in director compensation and benefits, with equity ownership in the Company encouraged.

Assessing Board and Committee Performance

The Board shall conduct an annual self-evaluation with the assistance of the Executive Committee to determine whether it and its committees are functioning effectively. Each of the Audit Committee Charter and the Executive Committee Charter provide for self-assessment and the Board shall review the annual self-assessments of its committees.

The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

Annually, each director shall complete a self-evaluation form and a Board evaluation, developed by the Executive Committee, examining his or her and the Board’s effectiveness against criteria designed to meet performance in seven critical areas:

1.	Independence and integrity
2.	Knowledge and expertise
3.	Accountability and decisiveness
4.	Participation and input
5.	Preparation
6.	Availability
7.	Teamwork

CEO Assessment and Succession

The Executive Committee shall annually assess the performance of the CEO. This evaluation shall be used by the Executive Committee when it develops its compensation recommendations for the CEO. The Executive Committee shall be responsible for developing a CEO succession plan for consideration by the Board and reporting on such plan to the Board.

Access to Senior Management and Independent Advisors

Board members shall have complete access to Company management. In carrying out its responsibilities, the Board, and each committee thereof, shall be entitled to rely on the advice and information that it receives from management and such experts, advisors and professionals with whom the Board, or any such committee, may consult. The Board, and each committee thereof, shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company, attend a meeting of the Board, or such committee, or meet with any members of or advisors to the Board. The Board or any committee thereof shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its or their responsibilities.

Confidentiality

The Board believes maintaining confidentiality of information and deliberations is imperative.

Selection of Chair

The Board shall select the Chair of the Board and may select the Chair of the Committees. If the Board does not appoint a Committee Chair, the Committee members shall elect a Chair by a vote of a majority of the full Committee.

II.	COMMITTEE GUIDELINES

Board Committees; Committee Charters

The Board currently has the following two Committees: the Audit Committee and the Executive Committee. The Audit Committee and the Executive Committee shall each consist of three or more Directors, each of whom shall satisfy the independence (and in the case of the Audit Committee, the financial literacy and experience) requirements of, the New York Stock Exchange and any other applicable regulatory requirements.

The Audit Committee and the Executive Committee shall each have appropriate written charters. These Committee charters will be made available on the Company’s web site at www.chittendencorp.com/profile/.

Assignment of Committee Members and Chairs

The Executive Committee is responsible, after consulting with the Chair, for recommending Committee members and their Chairs. Committee assignments and the designation of Committee Chairs should be based on the Director’s knowledge, interest and areas of expertise. The Board believes experience and continuity are important.

Frequency of Committee Meetings

Committees meet as frequently as is necessary. Currently, the Audit Committee has four regularly scheduled meetings each year. The Executive Committee meets as needed, but at least twice a year.

III.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEES

Audit and Executive Committees

These Committees shall have the powers and responsibilities set forth in their respective Charters, which are available on the Company’s web site at www.chittendencorp.com/profile/.

IV.	OTHER PRINCIPLES

Board Requirements of Management

•	Develop strategies and build stockholder wealth over the long term.

•	Recommend appropriate strategic and operating plans.

•	Maintain effective control of operations.

•	Provide strong, principled, and ethical leadership.

•	Assure sound succession planning and management development.

•	Inform the Board regularly regarding the status of key initiatives.

•	Organize Board meetings that are well planned, allow meaningful participation, and provide for timely resolution of issues.

•	Provide Board materials that contain useful information and are received sufficiently in advance of meetings.

Requirements of Directors

•	Act in the best interests of all stockholders. http://www/leg.state.vt.us/statutes

•	Critique and approve strategic and operating plans.

•	Select, motivate, evaluate, and compensate the Chief Executive Officer.

•	Develop and maintain a sound understanding of the Company’s strategies and businesses.

•	Review succession planning and management development.

•	Approve the appointment of officers upon the recommendation of the CEO.

•	Carefully study Board materials and issues.

•	Provide active, objective, and constructive participation at meetings of the Board and its committees.

•	Counsel on corporate issues.

Confidential Voting

The Board has adopted a policy whereby stockholders’ proxies are received by the Company’s independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company’s management and Directors, except as necessary or desirable to meet legal requirements, in cases where stockholders request disclosure, or in a contested election.

Disclosure of Corporate Governance Guidelines

These Corporate Governance Guidelines will be made available on the Company’s web site at www.chittendencorp.com/profile/ and a copy of these Corporate Governance Guidelines will be made available to any stockholder who requests such a copy.

CHITTENDEN CORPORATION

SKU 002CS-10643

Proxy – Chittenden Corporation

ANNUAL MEETING OF STOCKHOLDERS

To be Held at the Corporation’s Headquarters on

April 19, 2006 at 10:00 A.M.

Chittenden Room—Main Floor

Two Burlington Square

Burlington, VT 05401

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints as Proxies, Sally W. Crawford and Pall D. Spera, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Chittenden Corporation held of record by the undersigned on March 3, 2006 at the Annual Meeting of Stockholders to be held at Chittenden Corporation’s headquarters, Two Burlington Square, Burlington, Vermont on April 19, 2005 at 10:00 a.m., or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

CONTINUED, AND TO BE SIGNED ON REVERSE SIDE

Annual Meeting Proxy Card

A. Election of Directors

The Board of Directors recommends a vote FOR the following nominees.

1.	To elect four Directors for a three-year term as provided by Chittenden Corporation’s Amended and Restated Articles of Incorporation.

The Board of Directors has nominated the following four individuals for election as such directors:

	For	Withhold

1 – John K. Dwight	☐	☐

2 – Lyn Hutton	☐	☐

3 – Paul A. Perrault	☐	☐

4 – Mark W. Richards	☐	☐

B. Proposals

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2006.	☐	☐	☐

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate partnership name by authorized person.

Signature 1 – Please keep signature within the box

Signature 2 – Please keep signature within the box

Date (mm/dd/yyyy)

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